UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2020

Revance Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36297	77-0551645
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7555 Gateway Boulevard, Newark, California, 94560

(Address, including zip code, of principal executive offices)

(510) 742-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVNC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01	REGULATION FD DISCLOSURE

Revance Therapeutics, Inc. (“Revance” or “the Company”) issued a press release on October 14, 2020, announcing topline results from its ASPEN-1 Phase 3 randomized, double-blind, placebo-controlled, parallel group clinical trial for its investigational drug candidate DaxibotulinumtoxinA for Injection for the treatment of cervical dystonia. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

During a conference call and webcast scheduled to be held at 5:30 a.m. Pacific Time on October 14, 2020, the Company management will discuss the results from the study. The slide presentation for the conference call and webcast is furnished as Exhibit 99.2 hereto and is incorporated by reference herein.

The information in this Item 7.01 of this current report on Form 8-K and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

ITEM 8.01	OTHER EVENTS

On October 14, 2020, the Company announced positive topline results from its ASPEN-1 Phase 3 randomized, double-blind, placebo-controlled, parallel group clinical trial for its investigational drug candidate DaxibotulinumtoxinA for Injection for the treatment of cervical dystonia, a chronic and debilitating neurologic condition affecting the neck muscles.

EFFICACY

The study met its primary efficacy endpoint at both doses, demonstrating a clinically meaningful improvement in the signs and symptoms of cervical dystonia at the average of Weeks 4 and 6. Compared to placebo, subjects treated with either 125 Units or 250 Units showed a statistically significant greater change from baseline (12.7 and 10.9 respectively vs. 4.3, p < 0.0001 and p = 0.0006) as measured on the Toronto Western Spasmodic Torticollis Rating Scale (TWSTRS) Total Score. TWSTRS Total Score is a composite score evaluating features of the cervical dystonia condition, including severity, disability and pain:

	125 Unit Dose	250 Unit Dose	Placebo
Average Reduction from Baseline in TWSTRS Total Score (% change from baseline, p-value vs. placebo)	12.7 (31%, p<0.0001)	10.9 (27%, p=0.0006)	4.3 (12%)

The median duration of effect was 24.0 weeks for the 125 Unit dose, and 20.3 weeks for the 250 Unit dose, as measured by the time to loss of 80% of the peak treatment effect.

Two of the secondary endpoints measured the percentage of responders showing improvement with at least a 2-point improvement based on the Clinical Global Impression of Change (CGIC) and Patient Global Impression of Change (PGIC) at Week 4 or 6. Both the clinician and patient results were consistent and showed a statistically significant improvement greater than placebo (p<0.001).

SAFETY

In both dose groups, DaxibotulinumtoxinA for Injection appeared to be generally safe and well-tolerated through Week 36. There were no serious treatment-related adverse events and no dose-dependent increase in adverse events was observed. Treatment-related adverse events were generally transient and mild to moderate in severity, with one case of neck pain reported as severe, which resolved two days after onset. The three most common treatment-related adverse events were for 125 Units and 250 Units, respectively:

●	Injection site pain (7.9%, 4.7%)
●	Headache (4.7%, 4.7%)
●	Injection site erythema (4.7%, 2.3%)

The incidence of dysphagia (difficulty swallowing) and muscle weakness, which are considered adverse events of particular interest with botulinum toxin treatments for cervical dystonia, was low: dysphagia (1.6% and 3.9%) and muscular weakness (4.7% and 2.3%), for 125 Units and 250 Units, respectively.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated October 14, 2020

99.2	Revance Therapeutics, Inc. Investor Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2020	Revance Therapeutics, Inc.

	By:	/s/ Tobin C. Schilke
Tobin C. Schilke
Chief Financial Officer